Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2024 Second Quarter Results
Dallas—(August 8, 2024) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months ended June 30, 2024.
Second Quarter 2024 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 83.5% leased.
•Executed 52,346 square feet of leases with terms longer than 12 months.
Financial Results
•Net loss attributable to common stockholders of $9.7 million, or $0.43 per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(3.3) million, or $(0.14) per diluted share.
•Core FFO attributable to common stockholders(4)1 was $(2.1) million, or $(0.09) per diluted share.
Management Commentary
“Our core FFO improved from the first quarter of 2024 due to improved net operating income across all of our real estate segments- multifamily, office and hotel,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “Our goal is to strengthen our balance sheet and improve our cash flow. In order to achieve this goal, we continue to actively evaluate asset sales and other ways to reduce both our recourse debt and overall debt.”
First Quarter 2024 Results
Real Estate Portfolio
As of June 30, 2024, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures (the “Unconsolidated Joint Ventures”). The Unconsolidated Joint Ventures own two office properties (one of which is being partially converted into multifamily units), one multifamily site currently under development, one multifamily property and one commercial development site. The portfolio includes 13 office properties, totaling approximately 1.3 million rentable square feet, three multifamily properties totaling 696 units, nine development sites (three of which are being used as parking lots) and one 503-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $9.7 million, or $0.43 per diluted share of common stock, for the three months ended June 30, 2024, compared to a net loss attributable to common stockholders of $23.8 million, or $1.05 per diluted share of common stock, for the same period in 2023. The decrease in net loss attributable to common stockholders was driven by a decrease in depreciation and amortization expense, adjusted for the impact of non controlling interests, of $13.2 million as well as a $0.9 million increase in FFO discussed below.
FFO attributable to common stockholders(3)1 was $(3.3) million, or $(0.14) per diluted share of common stock for the three months ended June 30, 2024 compared to $(4.2) million, or $(0.19) per diluted share of common stock, for the same period in 2023. The increase in FFO1 was primarily attributable to an increase of $4.2 million in segment net operating income. This was partially offset an increase in interest expense not allocated to our operating segments of $952,000 as well as an increase in redeemable preferred stock dividends of $1.7 million and an increase in redeemable preferred stock redemptions of $252,000.
Core FFO attributable to common stockholders(4)1 was $(2.1) million, or $(0.09) per diluted share of common stock for the three months ended June 30, 2024 compared to $(3.9) million, or $(0.17) per diluted share of common stock, for the same period in 2023. The increase in Core FFO1 is attributable to the aforementioned changes in FFO1, while not impacted by the increase in redeemable preferred stock redemptions or an increase transaction-related costs of $135,000, as these are excluded from our Core FFO1 calculation.
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Segment Information
Our reportable segments during the three months ended June 30, 2024 and 2023 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $16.2 million for the three months ended June 30, 2024, compared to $12.0 million for the same period in 2023.
Office
Same-Store
Same-store(2) office segment NOI(5) increased to $7.6 million for the three months ended June 30, 2024, compared to $6.9 million in the same period in 2023, while same-store(1) office Cash NOI(6)2 increased to $8.5 million for the three months ended June 30, 2024, compared to $7.2 million in the same period in 2023. The increases in same-store(2) office segment NOI(5) and same-store(2) office cash NOI(6)2 were primarily attributable to our same store unconsolidated office entities, due to unrealized losses they had recognized on their investments in real estate in the prior year-period. In addition, same-store(2) office cash NOI(6)2 also benefited from an increase in cash rental revenues at an office property in Oakland, California resulting from an increase in rental rates.
At June 30, 2024, the Company’s same-store(2) office portfolio was 82.5% occupied, a decrease of 50 basis points year-over-year on a same-store(2) basis, and 83.5% leased, a decrease of 100 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $58.85 at June 30, 2024 compared to $56.71 at June 30, 2023. During three months ended June 30, 2024, the Company executed 52,346 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) increased to $8.9 million for the three months ended June 30, 2024, from $6.8 million for the same period in 2023. The increase was due to the increase in same-store(2) office segment NOI(5) discussed above as well as an increase in non-same-store(2) office Segment NOI(5) of $1.4 million, which was primarily driven by income from an unconsolidated office entity in Los Angeles, California during the three months ended June 30, 2024, due to the entity recognizing an unrealized gain on its investment in real estate during the quarter.
Hotel
Hotel Segment NOI(5) was $4.3 million for the three months ended June 30, 2024, an increase from $4.1 million for the same period in 2023, primarily due to an increase in average daily rate. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel in Sacramento, California for the specified periods:

	Three Months Ended June 30,
	2024	2023
Occupancy	79.9%	81.3%
Average daily rate(a)	$210.54	$201.17
Revenue per available room(b)	$168.30	$163.50
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as an investment in a multifamily building in the Echo Park neighborhood of Los Angeles, California through one of the Unconsolidated Joint Ventures, all of which were acquired during the first quarter of 2023. Our multifamily segment NOI(5) was $2.3 million for the three months ended June 30, 2024 compared to $522,000 for the same period in 2023. The increase in our multifamily segment NOI(5) was primarily due to higher occupancy and higher net monthly rent per occupied unit(9) during the three months ended June 30, 2024 compared to the three months ended June 30, 2023. As of June 30, 2024, our Multifamily Segment was 92.5% occupied, monthly rent per occupied
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

unit(8) was $2,647 and net monthly rent per occupied unit(9) was $2,469, compared to 83.9%, $2,914, and $2,336 respectively as of June 30, 2023.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(5) was $743,000 for the three months ended June 30, 2024, compared to $524,000 for the same period in 2023. The increase was primarily due to a decrease in interest expense resulting from the amount of principal repayments on our SBA 7(a) loan-backed notes.
Debt and Equity
During the three months ended June 30, 2024, we issued 364,754 shares of Series A1 Preferred Stock for aggregate net proceeds of $8.3 million. Net proceeds represent gross proceeds offset by costs specifically identifiable to the offering, such as commissions, dealer manager fees and other offering fees and expenses as well as allocated indirect offering costs. In addition, during the three months ended June 30, 2024 we made incremental borrowings of $15.0 million on our revolving credit facility.
Dividends
On June 25, 2024, we declared a quarterly cash dividend of $0.0850 per share of our common stock, which was paid on July 22, 2024.
On July 9, 2024, we declared preferred stock dividends on our Series A, Series A1, and Series D Preferred Stock for the third quarter of 2024. The dividend amount, the record date and the payment date are as follows:

	Monthly Dividend Amount (per share)	Record Date	Payment Date
Series A Preferred Stock ($0.34375 per share for the quarter)	$0.114583	August 5, 2024 September 5,2024 October 5, 2024	August 15, 2024 September 16, 2024 October 15, 2024
Series A1 Preferred Stock ($0.489375 per share for the quarter)*	$0.163125
Series D Preferred Stock ($0.353125 per share for the quarter)	$0.117708
______________________
    *     The quarterly Series A1 Preferred Stock cash dividend of $0.489375 per share represents an annualized dividend rate of 7.83%     (2.5% plus the federal funds rate of 5.33% on the applicable determination date). For shares of Series A1 Preferred Stock issued in the second quarter of 2024, the dividend will be prorated from the date of issuance, and the monthly dividend payments will reflect such proration.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after April 1, 2023; (ii) sold or otherwise removed from our consolidated financial statements on or before June 30, 2024; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on April 1, 2023 and ending on June 30, 2024. When determining our same-store office properties as of June 30, 2024, one office property was excluded pursuant to (i) and (iii) above and one office property as excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.

(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.
(9)Net monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period less rent concessions granted during the specified period, divided by occupied units.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2023. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
ASSETS
Investments in real estate, net	$699,329	$704,762
Investments in unconsolidated entities	34,502	33,505
Cash and cash equivalents	29,323	19,290
Restricted cash	21,517	24,938
Loans receivable, net	57,676	57,005
Accounts receivable, net	5,731	5,347
Deferred rent receivable and charges, net	28,000	28,222
Other intangible assets, net	3,758	3,948
Other assets	11,392	14,183
TOTAL ASSETS	$891,228	$891,200
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$485,114	$471,561
Accounts payable and accrued expenses	26,816	26,426
Due to related parties	5,903	3,463
Other liabilities	11,936	12,981
Total liabilities	529,769	514,431
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,848,926 and 27,904,974 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 364,754 shares issued and outstanding as of June 30, 2024 and no shares issued or outstanding as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	8,298	—
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 33,934,521 and 34,611,501 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 8,820,338 and 6,754,859 shares issued and outstanding, respectively, as of June 30, 2024 and 8,820,338 and 7,431,839 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	168,844	185,704
Series A1 cumulative redeemable preferred stock, $0.001 par value; 27,848,926 and 27,904,974 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 11,327,248 and 11,176,174 shares issued and outstanding, respectively, as of June 30, 2024 and 10,473,369 and 10,378,343 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	276,795	256,935
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 shares authorized as of June 30, 2024 and December 31, 2023; 56,857 and 48,447 shares issued and outstanding, respectively, as of June 30, 2024 and 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,190
Common stock, $0.001 par value; 900,000,000 shares authorized; 22,786,741 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	23	23
Additional paid-in capital	851,979	852,476
Distributions in excess of earnings	(947,762)	(921,925)
Total stockholders’ equity	351,069	374,403
Non-controlling interests	2,092	2,366
Total equity	353,161	376,769
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	$891,228	$891,200

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
REVENUES:
Rental and other property income	$19,249	$18,052	$38,022	$32,938
Hotel income	11,696	11,182	22,960	22,105
Interest and other income	3,494	3,526	7,455	6,629
Total Revenues	34,439	32,760	68,437	61,672
EXPENSES:
Rental and other property operating	17,196	16,979	35,177	32,204
Asset management and other fees to related parties	425	627	819	1,347
Expense reimbursements to related parties—corporate	612	677	1,217	1,205
Expense reimbursements to related parties—lending segment	673	910	1,236	1,518
Interest	9,226	8,709	18,203	14,945
General and administrative	1,403	1,684	3,022	3,609
Transaction-related costs	135	—	825	3,360
Depreciation and amortization	6,456	20,472	12,934	29,974
Total Expenses	36,126	50,058	73,433	88,162
Income (loss) from unconsolidated entities	1,123	(904)	797	(136)
Gain on sale of real estate (Note 3)	—	—	—	1,104
LOSS BEFORE PROVISION FOR INCOME TAXES	(564)	(18,202)	(4,199)	(25,522)
Provision for income taxes	288	159	558	415
NET LOSS	(852)	(18,361)	(4,757)	(25,937)
Net loss attributable to non-controlling interests	56	1,002	231	1,627
NET LOSS ATTRIBUTABLE TO THE COMPANY	(796)	(17,359)	(4,526)	(24,310)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(7,876)	(6,141)	(15,635)	(11,532)
Redeemable preferred stock deemed dividends (Note 11)	(428)	—	(428)	—
Redeemable preferred stock redemptions (Note 11)	(567)	(315)	(1,373)	(688)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(9,667)	$(23,815)	$(21,962)	$(36,530)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(0.43)	$(1.05)	$(0.97)	$(1.61)
Diluted	$(0.43)	$(1.05)	$(0.97)	$(1.61)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	22,738	22,707	22,738	22,707
Diluted	22,738	22,707	22,738	22,707

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(9,667)	$(23,815)	$(21,962)	$(36,530)
Depreciation and amortization	6,456	20,472	12,934	29,974
Noncontrolling interests’ proportionate share of depreciation and amortization	(68)	(883)	(172)	(1,360)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	(3,279)	(4,226)	$(9,200)	$(9,020)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted FFO attributable to common stockholders	$(3,279)	$(4,226)	$(9,200)	$(9,020)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707	22,738	22,707
Effect of dilutive securities—contingently issuable shares (a)	—	2	—	2
Diluted weighted average shares and common stock equivalents outstanding	22,738	22,709	22,738	22,709
FFO attributable to common stockholders per share:
Basic	$(0.14)	$(0.19)	$(0.40)	$(0.40)
Diluted	$(0.14)	$(0.19)	$(0.40)	$(0.40)
______________________
(a)For the three months ended June 30, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three and six months ended June 30, 2024 and 2023.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(9,667)	$(23,815)	$(21,962)	$(36,530)
Depreciation and amortization	6,456	20,472	12,934	29,974
Noncontrolling interests’ proportionate share of depreciation and amortization	(68)	(883)	(172)	(1,360)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	$(3,279)	$(4,226)	$(9,200)	$(9,020)
Redeemable preferred stock redemptions	567	315	1,373	688
Redeemable preferred stock deemed dividends	428	—	428	—
Transaction-related costs	135	—	825	3,360
Noncontrolling interests’ proportionate share of transaction-related costs	—	—	—	(194)
Core FFO attributable to common stockholders	$(2,149)	$(3,911)	$(6,574)	$(5,166)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted Core FFO attributable to common stockholders	$(2,149)	$(3,911)	$(6,574)	$(5,166)
Denominator:
Basic weighted average shares of common stock outstanding	22,738	22,707	22,738	22,707
Effect of dilutive securities-contingently issuable shares (a)	—	2	—	2
Diluted weighted average shares and common stock equivalents outstanding	22,738	22,709	22,738	22,709
Core FFO attributable to common stockholders per share:
Basic	$(0.09)	$(0.17)	$(0.29)	$(0.23)
Diluted	$(0.09)	$(0.17)	$(0.29)	$(0.23)
______________________
(a)For the three months ended June 30, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended June 30, 2024 and 2023.

	Three Months Ended June 30, 2024
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	8,535	1,349	9,884	4,320	2,252	743	17,199
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(976)	—	(976)	—	—	—	(976)
Segment net operating income	$7,559	$1,349	$8,908	$4,320	$2,252	$743	$16,223
Interest and other income							170
Asset management and other fees to related parties							(425)
Expense reimbursements to related parties—corporate							(612)
Interest expense							(8,346)
General and administrative							(983)
Transaction-related costs							(135)
Depreciation and amortization							(6,456)
Gain on sale of real estate							—
Loss before benefit for income taxes							(564)
Provision for income taxes							(288)
Net loss							(852)
Net loss attributable to noncontrolling interests							56
Net loss attributable to the Company							$(796)

	Three Months Ended Ended June 30, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income (loss)	7,206	(77)	7,129	4,114	613	524	12,380
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(290)	—	(290)	(1)	(91)	—	(382)
Segment net operating income (loss)	$6,916	$(77)	$6,839	$4,113	$522	$524	$11,998
Interest and other income							76
Asset management and other fees to related parties							(627)
Expense reimbursements to related parties—corporate							(677)
Interest expense							(7,394)
General and administrative							(1,106)
Transaction-related costs							—
Depreciation and amortization							(20,472)
Gain on sale of real estate							—
Income before benefit for income taxes							(18,202)
Provision for income taxes							(159)
Net income							(18,361)
Net income attributable to noncontrolling interests							1,002
Net income attributable to the Company							$(17,359)